CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of March 15, 2005, by and between RUBINCON VENTURES, INC., a Delaware corporation (the "Company"), and MARTIN MOSKOVITS (the "Consultant").

W I T N E S S E T H:

WHEREAS, the Consultant has extensive experience in the nanotechnology research field;

WHEREAS, the Company desires to invest in and acquire nanotechnology-related business assets; and

WHEREAS, the Company desires to engage the Consultant to render services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

    Engagement and Duties. Subject to the terms and conditions hereof, the Company hereby engages the Consultant, and the Consultant agrees to diligently and faithfully execute his duties for and on behalf of the Company, on the terms and conditions hereinafter set forth. The Consultant shall be responsible for assisting the Company in identifying and acquiring nanotechnology investment opportunities. Notwithstanding the foregoing, the policies and practices of the Company shall at all times be within the control and discretion of the Company and its designated agents and the Consultant shall not have any authority to implement his recommendations or plans except as same may be specifically authorized by the Company.

    2. Independent Activities; Non-Compete. Each of the parties hereto may, notwithstanding this Agreement, engage in whatever activities that such party chooses so long as such activities do not constitute a breach of the provisions set forth herein and do not prevent the Consultant from devoting the necessary amount of time to performing the services described in this Agreement. Notwithstanding the foregoing, during the term of this Agreement, the Consultant agrees that he shall bring all nanotechnology opportunities of which he becomes aware that involve or are related to the defense industry or to defense electronic components to Rubincon for consideration prior bringing or showing such opportunities to another party. The Consultant acknowledges that the foregoing obligation is reasonable, and that he will be in a position to earn a livelihood while complying with such restriction.

    3. Term. Subject to Sections 6 and 7 hereof, the term of this Agreement shall commence on the date hereof and shall terminate on March 15, 2007; provided that the term may be extended by mutual written agreement of the Company and Consultant.

    4. Compensation. In consideration for the Consultant's services during the term of this Agreement, the Company shall (i) pay to the Consultant a monthly fee of $10,000 (the "Monthly Fee"), payable in arrears on the last day of each month commencing on March 31, 2006, with the first Monthly Fee pro rated to $5,000 and (ii) issue to consultant options to purchase stock of the Company in substantially the form of attached Exhibit A.

    5. Expenses. If the Consultant shall incur reasonable expenses for or on behalf of the Company in connection with the services rendered pursuant hereto, the Company shall provide reimbursement therefor upon presentation of proof of incurrence of such expenses and the purpose of such expenditures. Notwithstanding the foregoing, the Consultant acknowledges that he is not authorized to incur, and he will not be reimbursed for, any expenses unless (i) such expenditure is an ordinary and necessary operating expense incurred in the ordinary course of the Company's business and is consistent with both the historical practices of the Company's business and the Company's established policies regarding expenditures or (ii) such expenditures shall have been specifically approved in advance by the Company in writing.

    6. Termination by the Consultant. The Consultant may terminate this Agreement at any time, for any reason, by sixty (60) days written notice to the Company. In addition, this Agreement shall automatically terminate upon the Consultant's death or permanent disability that prevents Consultant from performing his duties hereunder for a continuous period of ninety days. In the event of the termination of this Agreement for any of the foregoing reasons, the Consultant shall be entitled to the Monthly Fee (defined above) for the period during which the termination occurs, pro rated for the number of days in the last month preceding the termination date.

    7. Termination by the Company. The Company may terminate this Agreement at any time for "cause" (as defined below) upon one (1) day's written notice thereof to the Consultant. For purposes hereof, termination for "cause" shall mean or include any one or more of (i) the Consultant's conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (ii) exposure of the Company to any criminal liability caused by the Consultant, (iii) any habitual or gross negligence or willful misconduct in the performance of the Consultant's services hereunder or repeated or continuous failure or refusal to perform his duties hereunder, (iv) failure of the Consultant to fully perform his duties as set forth herein or as requested by the Company (v) following the filing of a petition for bankruptcy, reorganization or arrangement by the Consultant, or any such petition having been filed against the Consultant and is not dismissed within sixty (60) days of the date of such filing, or (vi) the Consultant's breach of any covenant contained in Paragraph 8 hereof. In the event of early termination hereunder for any of the reasons described above, the Company shall have no obligation to pay any additional compensation to Consultant and the Company shall have the right to offset any amounts due and owing to the Company by the Consultant in the amount of damages or loss incurred by the Company as a result thereof, if any, which right of offset is in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity.

    8. Confidentiality. Consultant recognizes and acknowledges that the Company's trade secrets, business strategies, sales practices, software, source code and object code, other intellectual property, records and other data, including without limitation, strategies, business plans, contracts, marketing, or methods of operation, customer records and lists, vendor information, referral sources, potential investor lists, and other sources of business, as they exist from time to time, are valuable assets of the Company. Consultant shall not during the term of his engagement hereunder or for two years thereafter, divulge to any person or use for his personal benefit or for the benefit of any person other than the Company, any confidential information which it has or may in the future acquire pertaining to Company's business specifically with respect to trade secrets, intellectual property, customer or vendor information, or other confidential information relating to the Company's books of account, contracts, strategies, business plans, marketing, sales practices or methods of operation. This section shall not apply to information which is or becomes 1) in the public domain, 2) independently developed by Consultant prior to entering into this Agreement, or 3) obtained by Consultant from a third party under no obligation to maintain the information as confidential.

    9. Mutual Representations and Warranties. Each party represents and warrants to the other that it is not a party to any agreement, contract or understanding which will in any way restrict or prohibit it from entering into this Agreement and performing its obligations hereunder in accordance with the terms and conditions of this Agreement.

    10. Independent Contractor Status. The Consultant shall act at all times hereunder as an independent contractor and not as an employee, servant, agent or representative of the Company. Accordingly, the Company shall make no withholding of taxes, FICA or any other amounts ("Withholding Amounts") from any consideration payable hereunder to the Consultant. In addition, the Consultant shall not hold himself out as, or have any authority to act as, an employee of the Company for any purpose.

    11. Indemnification.

      By the Company. The Company shall indemnify and hold harmless the Consultant from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts (collectively "Claims") arising from any and all claims, costs, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) (collectively "Proceedings") in which the Consultant may be involved, or threatened to be involved as a party or otherwise (i) by reason of the Consultant's status as a consultant for the Company (without any fault on the part of Consultant) or (ii) which relate to the business of the Company, its property or customer relationships, other than a Proceeding arising out of the acts or omissions of the Consultant without any fault on the part of the Company.

      By the Consultant. The Consultant shall indemnify and hold harmless the Company from and against any and all Claims arising out of Proceedings in which the Company may be involved as a party or otherwise as a result of or arising out of acts or omissions of the Consultant or any activities of the Consultant that do not involve services provided to the Company under this Agreement, including, without limitation, any Claims relating to Withholding Amounts.

      Generally. The indemnification provided by this Section 10 shall survive the termination of this Agreement and shall be binding upon and inure to the benefit of the parties' respective heirs, successors, assigns and administrators.

12. No Assignment or Delegation. The Consultant and the Company acknowledge that the services that the Consultant is to render to the Company hereunder and the rights and privileges granted to the Company hereunder are of a special and unique character which gives them a special value and therefore may not be transferred, sold or assigned by the Company nor delegated by the Consultant, other than to Steven Bulwa, who the Company approved for the delegation of services by Consultant hereunder, so long as Steven Bulwa has entered into a Confidentiality Agreement with the Company.

13. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the Consultant's employment or engagement by the Company and supersedes any prior oral or written agreements or understandings with respect thereto.

14. Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by recognized overnight courier or sent by registered or certified mail, return receipt requested, to the other parties hereto at his or its address as set forth on the signature page of this Agreement, and shall be deemed given when delivered, or if sent by registered or certified mail, five (5) days after mailing. Any party may change the address to which notices, requests, demands, and other communications hereunder shall be sent by sending written notice of such change of address to the other parties in the manner above provided.

16. Successors and Assigns. Subject to the terms of Paragraphs 7 and 8 hereof, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

17. Amendment. No amendment of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing signed by the party to be charged.

18. Waiver. The waiver by the Company of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

19. Severability. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby and shall remain in full force and effect.

20. Governing Law. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the laws of the State of Delaware.

21. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

The Company: RUBINCON VENTURES, INC. By: /s/ Guy Peckham Name: /s/ Guy Peckham Its: /s/President Address: 1313 East Maple Street, Suite 223 Bellingham, Washington 98225	The Consultant: /s/ Martin Moskovits Martin Moskovits Address: 1431 Portesuello Santa Barbara, California 93105

Exhibit A

NON-STATUTORY STOCK OPTION AGREEMENT

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